EXHIBIT 99.1

Investor Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

Media Contact:	David Pitts
Argot Partners
212.600.1902
david@argotpartners.com

Enzon Announces Special Dividend

PISCATAWAY, N.J. – November 29, 2012 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that its Board of Directors has authorized a special dividend of $2.00 per common share, payable on December 21, 2012 to shareholders of record as of December 10, 2012.

Alex Denner, Chairman of the Board, commented: “In addition to our ongoing stock buyback program, this special dividend is another step in returning value to shareholders. We have been and will continue to explore options for delivering value.”

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company dedicated to the research and development of innovative therapeutics for patients with high unmet medical need. Enzon's drug-development programs utilize two platforms: Customized PEGylation Linker Technology (Customized Linker Technology®) and third-generation mRNA-targeting agents utilizing the Locked Nucleic Acid (LNA) technology. Enzon currently has four compounds in human clinical development and multiple novel mRNA antagonists in preclinical research. Enzon receives royalty revenues from licensing arrangements with other companies related to sales of products developed using its proprietary Customized Linker Technology. Further information about Enzon and this press release can be found on the Company's website at www.enzon.com.

Forward-Looking Statements

This press release contains, or may contain, forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should," "potential," "anticipates," "plans," or "intends" and similar expressions.

Such forward-looking statements are based upon management's present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. A more detailed discussion of these and other factors that could affect results is contained in Enzon's filings with the U.S. Securities and Exchange Commission, including Enzon's Annual Report on Form 10-K for the year ended December 31, 2011. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.